Exhibit 99.1

STONE ENERGY CORPORATION

Presents at Global Hunters Securities Energy Conference

LAFAYETTE, LA. June 22, 2012

Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the Company’s President, Chief Executive Officer and Chairman, will present at the Global Hunters Securities 100 Energy Conference in San Francisco at the InterContinental Hotel at 12:00 p.m. pacific time on Monday, June 25, 2012. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.stoneenergy.com, and the replay will be available one hour following the presentation. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.